                                                                   Exhibit 10.04

                              AMENDED AND RESTATED

                            STOCKHOLDERS' AGREEMENT

     THIS AGREEMENT, made as of the 24th day of January, 1994, by and among Polymers for Medicine, Inc., a Delaware corporation (the "Company"), and Robert
S. Langer ("Langer"), Sherri C. Oberg ("Oberg"), Harry R. Allcock ("Allcock"), Walter Levison ("Levison") and Richard L. Kronenthal ("Kronenthal") (collectively, the "Stockholders" and individually, a "Stockholder"), amends and restates the Stockholders' Agreement, dated October 29, 1993, as amended by Amendment No. 1, dated November 18, 1993 (the "Original Agreement") by and among the Company, Langer, Oberg, Allcock and Levison.

     WHEREAS, pursuant to the Original Agreement, Langer, Oberg, Allcock and Levison made provision for certain arrangements regarding the outstanding stock of the Company held by them;

     WHEREAS, Kronenthal has acquired shares of the Company's Common Stock, and the Stockholders and the Company desire that such shares be covered by restrictions and other arrangements similar to those contained in the Original Agreement; and

     WHEREAS, the Langer, Oberg, Allcock, Levison and the Company desire to amend and restate the Original Agreement in its entirety as set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

     1. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following respective meanings:

          (a) "Stock" shall mean and include all shares of Common Stock and all other securities of the Company which may be issued in exchange for or in respect of shares of Common Stock (whether by way of stock split, stock dividend, combination, reclassification, reorganization, or any other means).

          (b) "Shares" shall mean and include all shares of Stock now owned or hereafter acquired by any Stockholder. For purposes of this Agreement, all of the Stock which a Stockholder has a right to acquire from the Company upon the conversion, exercise or exchange of any of the securities of the Company then owned by such Stockholder shall be deemed to be Shares then owned by such Stockholder.



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                                     - 2 -


          (c) "Vesting Shares" shall mean the shares of Common Stock held by each Stockholder on the date hereof and any Shares acquired in the future in respect of such Shares by reason of any stock split, stock dividend, recombination or similar event.

          (d) "Unvested Shares" shall mean Vesting Shares which have not yet become Vested Shares under paragraph (e) below.

          (e) "Vested Shares" shall mean, as to each Stockholder, the following percentages of the Vesting Shares held by such Stockholder on the following dates:

With respect to each Stockholder other than Kronenthal:

On or after the date          --     2.08%
hereof but prior to                  for each complete
July 1, 1997                         month during which the
                                     Stockholder is employed
                                     by, a consultant to, or
                                     a director of the
                                     Company after July 1,
                                     1993; and


On or after July 1, 1997      --     100%; and

With respect to Kronenthal:

On or after the date          --     2.08%
hereof but prior to                  for each complete
February 1, 1998                     month during which the
                                     Stockholder (or a
                                     corporation wholly-owned by
                                     him) is employed by,
                                     a consultant to, or
                                     a director of the
                                     Company after the date
                                     hereof; and

On or after February 1, 1998  --     100%.

;PROVIDED HOWEVER, that no additional Vesting Shares shall become Vested Shares after the date upon which such Stockholder ceases to be employed by, a consultant to or a director of the Company or any of its subsidiaries except as provided in Section 5(a); and, FURTHER PROVIDED, that if, while any of a Stockholder's shares remain Unvested Shares, (i) there occurs (A) a sale of all or substantially all of the Company's assets, or (B) a consolidation, merger, tender offer or sale of outstanding stock in each case in which there is a change in control of at least 51% of the Company's outstanding capital stock (an "Acquisition"), whether such Acquisition takes place as the result of a single transaction or group of related transactions with a single acquiror or with more than one related acquirors, and (ii) within one year of the date of the Acquisition (or last



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                                     - 3 -

transaction in the case of a related group of transactions which together shall constitute an Acquisition) the employment, consulting or directorship of such Stockholder with the Company is terminated other than as a result of the voluntary action of such Stockholder or the death or disability of such Stockholder, then all Unvested Shares held by such Stockholder shall immediately become fully vested as of the date upon which such employment, consulting or directorship shall cease.

     2. PROHIBITED TRANSFERS. No Stockholder shall sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of all or any of his Shares except to the Company or as expressly provided in this Agreement. Notwithstanding the foregoing, a Stockholder may transfer all or any of his Shares (other than Unvested Shares) (i) by way of gift to any member of his family or to any trust for the benefit of any such family member or such Stockholder, provided that any such transferee shall agree in writing with the Company, as a condition to such transfer, to be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Stockholder, or (ii) by will or the laws of descent and distribution, in which event each such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were the Stockholder. As used herein, the word "family" shall include any spouse, lineal ancestor or descendant, brother or sister.

     3.   RIGHT OF FIRST REFUSAL ON DISPOSITIONS.

          (a) If at any time any Stockholder desires to sell for cash or cash equivalents all or any portion of his Shares (other than Unvested Shares) pursuant to a bona fide offer from a third party (the "Proposed Transferee"), such selling Stockholder shall submit a written offer (the "Offer") to sell such Shares (the "Offered Shares") to the Company and the other Stockholders on terms and conditions, including price, not less favorable to the Company and the other Stockholders than those on which the selling Stockholder proposes to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose the identity of the Proposed Transferee, the Offered Shares proposed to be sold, the total number of Shares (other than Unvested Shares) owned by the selling Stockholder, the terms and conditions, including price, of the proposed sale, and any other material facts relating to the proposed sale. The Offer shall further state that the Company and the other Stockholders may acquire, in accordance with the provisions of this Agreement, all or any portion of the Offered Shares for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein. The Company may assign its right to purchase the Offered Shares by delivering written notice to the selling Stockholder.



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                                     - 4 -


          (b) If the Company elects not to purchase all or any portion of the Offered Shares (the Offered Shares not purchased by the Company are hereinafter referred to as the "Remaining Offered Shares"), each other Stockholder shall have the absolute right to purchase that number of Remaining Offered Shares as shall be equal to the number of Remaining Offered Shares multiplied by a fraction, the numerator of which shall be the number of Shares then owned by such participating other Stockholder and the denominator of which shall be the aggregate number of Shares then owned by all of the participating other Stockholders. (The amount of Remaining Offered Shares that each participating other Stockholder is entitled to purchase under this Section 3(b) shall be referred to as its "Pro Rata Fraction" ).

          (c) The participating other Stockholders shall have a right of oversubscription such that if any participating other Stockholder fails to accept the Offer as to its Pro Rata Fraction, the participating other Stockholders shall, among them, have the right to purchase up to the balance of the Remaining Offered Shares not so purchased. Such right of oversubscription may be exercised by a participating other Stockholder by accepting the Offer as to more than its Pro Rata Fraction. If, as a result thereof, such oversubscriptions exceed the total number of Remaining Offered Shares available in respect of such oversubscription privilege, the oversubscribing participating other Stockholders shall be cut back with respect to their oversubscriptions on a pro rata basis in accordance with their respective Pro Rata Fractions or as they may otherwise agree among themselves.

          (d) If the Company or any other Stockholder desires to purchase all or any portion of the Offered Shares, the Company, its assignee or said other Stockholder shall communicate in writing its election to purchase to the selling Stockholder, which communication shall state the number of Offered Shares the Company, its assignee or said participating other Stockholder desires to purchase and shall be delivered in person or mailed to the selling Stockholder at the address set forth in accordance with Section 10 below within ten days of the date the Offer was made. Such communication shall, when taken in conjunction with the Offer, be deemed to constitute a valid, legally binding and enforceable agreement for the sale and purchase of such Offered Shares. Sales of the Offered Shares to be sold to the Company or participating other Stockholders pursuant to this Section 3 shall be made at the offices of the Company on the 20th day following the date the Offer was made (or if such 20th day is not a business day, then on the next succeeding business day). Such sales shall be effected by the selling Stockholder's delivery to the Company or participating other Stockholder of a certificate or certificates evidencing the Offered Shares to be purchased by it, duly endorsed for transfer to the Company or participating



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                                     - 5 -


other Stockholder, as the case may be, against payment to the selling Stockholder of the purchase price therefor by the Company or said participating other Stockholder, as the case may be.

          (e) If the Company and the other Stockholders do not purchase all of the Offered Shares, the Offered Shares not so purchased may be sold by the selling Stockholder at any' time within 45 days after the date the Offer was made to the Company and the other Stockholders, subject to the provisions of Sections 4 and 5. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. Any Offered Shares not sold within such 45-day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 3. If Offered Shares are sold pursuant to this Section 3 to any purchaser who is not a party to this Agreement, the Offered Shares so sold shall no longer be subject to any of the restrictions imposed by this Agreement and shall no longer be entitled to any of the benefits conferred by this Agreement

          (f) The Stockholders' right of refusal provided in this Section 3 shall not apply with respect to sales of Shares to the Company.

     4.   RIGHT OF PARTICIPATION IN SALES.

          (a) If at any time a Stockholder desires to sell all or any portion of the Shares (other than Unvested Shares) owned by him to any person or entity (the "Purchaser"), each of the other Stockholders shall have the right to sell to the Purchaser, as a condition to such sale by the selling Stockholder, at the same price per share and on the same terms and Conditions as involved in such sale by the selling Stockholder, the same percentage of the Shares (other than Unvested Shares) owned by such other Stockholder as the Shares (other than Unvested Shares) to be sold by the selling Stockholder to the Purchaser represents with respect to the Shares (other than Unvested Shares) owned by the selling Stockholder immediately prior to the sale of any of his Shares (other than Unvested Shares) to the Purchaser.

          (b) Each other Stockholder wishing to so participate in any sale under this Section 4 shall notify the selling Stockholder in writing of such intention as soon as practicable after such other Stockholder's receipt of the Offer pursuant to Section 3, and in any event within ten days after the date the Offer was made. "Such notification shall be delivered in person or mailed to the selling Stockholder at the address set forth in accordance with Section 10 below.

          (c) The selling Stockholder and each participating other Stockholder shall sell to the Purchaser all, or at the option of the Purchaser, any portion of the Shares proposed to be sold by them at not less than the price and upon other terms and conditions, if any, not more favorable to the Purchaser than those in the Offer provided by the selling Stockholder under Section 3 above; PROVIDED, HOWEVER, that any purchase of less than all of such Shares by the Purchaser shall be made from the selling Stockholder and each participating other Stockholder pro rata based upon the relative amount of the Shares (other than Unvested Shares) that the selling Stockholder and each participating other Stockholder is otherwise entitled to sell pursuant to Section 4(a).

          (d) If Shares are sold pursuant to this Section 4 to any purchaser who is not a party to this Agreement, the Shares so sold shall no longer be subject to any of the restrictions imposed by this Agreement and shall no longer be entitled to any of the benefits conferred by this Agreement.

          (e) The right to participate in sales provided by this Section 4 shall not apply with respect to sales of Shares (a) to the Company or (b) other Stockholders pursuant to Section 3.

     5.   OPTION OF COMPANY UPON. TERMINATION OF EMPLOYMENT, ETC.

          (a) If a Stockholder shall for any reason, including, without limitation, death, disability or involuntary removal with or without cause, cease to be employed in any capacity by, a consultant to or a director of the Company or any of its subsidiaries, the Company may within 120 days from the date upon which such relationships shall cease exercise its option under this
Section 5 to purchase from such Stockholder all of his Unvested Shares. In the event a Stockholder ceases to be employed by reason of death or disability, 50% of any Unvested Shares on the date of termination shall become Vested Shares for purposes of this Section 5.

          (b) The purchase price of any Unvested Shares for which the Company exercises its option under this Section 5 (the "Option Price") shall be $.01 per share of Common Stock (such price being subject to equitable adjustment for any stock split, stock dividend, combination of shares or the like and based upon Common Stock or Common Stock equivalents).

          (c) If the Company desires to exercise its option to purchase, it shall do so by communicating in writing its election to purchase to the Stockholder, which communication shall state the number of Unvested Shares the Company is electing to purchase and the Option Price and shall be delivered in person or mailed to the Stockholder at the address set forth in accordance with
Section 10 below within the 120-day period provided for in pursuant to this
Section 5 shall be made at the offices of the Company on the 20th day following the date of the Company's written election to purchase (or if such 20th day is not a business day, then on the next succeeding business day). Such sale shall be effected by the Stockholder's delivery to the Company of a certificate or certificates evidencing the Shares to be purchased by it, duly endorsed for transfer to the Company, against payment to the Stockholder by the Company of the applicable Option Price for each Share to be purchased by the Company.

          (d) In addition to the other restrictions provided in this Agreement, in no event shall a Stockholder transfer any Shares pursuant to any other Section of this Agreement if, upon completing such transfer, such Stockholder would be unable to meet his obligations (whether accrued or contingent) under this Section 5.

     6. TERM. Sections 3 and 4 of this Agreement shall terminate (a) immediately prior to the consummation of the first firm commitment underwritten public offering pursuant to an effective registration statement on Form S-1 (or its then equivalent) under the Securities Act of 1933, as amended, pursuant to which the net proceeds to the Company from the sale of the Stock is at least $7,500,000 or (b) on the tenth anniversary of the date of this Agreement, whichever occurs first. This Agreement shall terminate on the tenth anniversary of the date of this Agreement.

     7. FAILURE TO DELIVER SHARES. If any party hereto becomes obligated to sell any Shares to another party under this Agreement and fails to deliver such Shares in accordance with the terms of this Agreement, such other party may, at its option, in addition to all other remedies it may have, send to such defaulting party the purchase price for such Shares as is herein specified. Thereupon, the Company upon written notice to such defaulting party, (a) shall cancel on its books the certificate or certificates representing the Shares to be sold and (b) shall issue, in lieu thereof, in the name of such other party, a new certificate or certificates representing such Shares, and thereupon all of the rights of the former holder in and to such Shares shall terminate.

     8. SPECIFIC ENFORCEMENT. Each party hereto expressly agrees that the other parties hereto will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by a party, any other party shall, in addition to all other remedies, each be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

     9. LEGEND. Each certificate evidencing any of the Shares shall bear a legend substantially as follows:



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                                     - 8 -

          "The shares represented by this certificate are subject to restrictions on transfer and may not be sold, exchanged, transferred, pledged, hypothecated or other- wise disposed of except in accordance with and subject to all the terms and conditions of a certain Amended and Restated Stockholders' Agreement dated as of January ,1994, a copy of which the Company will furnish to the holder of this certificate upon request and without charge."

     10. NOTICES. Notices given hereunder shall be deemed to have been duly given on the date of personal delivery or on the date of postmark if mailed by certified or registered mail, return receipt requested, to the party being notified at his or its address specified on the applicable signature page hereto or such other address as the addressee may subsequently notify the other parties of in writing.

     11. ENTIRE AGREEMENT AND AMENDMENTS. The Company, Langer, Oberg, Allcock and Levison agree that this Agreement amends and restates the Original Agreement in its entirety and that the Original Agreement is hereby terminated and of no further force or effect. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the parties hereto; PROVIDED, HOWEVER, that Stockholders owning at least two-thirds of the Shares owned by all Stockholders may effect any such waiver, modification, amendment or termination on behalf of all of the Stockholders. To the extent any term or other provision of any other indenture, agreement or instrument by which any party hereto is bound conflicts with this Agreement, this Agreement shall have precedence over such conflicting term or provision.

     12. GOVERNING LAW; SUCCESSORS AND ASSIGNS. This Agreement shall be governed by the laws of the State of Delaware and shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties.

     13. WAIVERS. No waiver of any breach or default hereunder shall be considered valid unless in writing, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     14. SEVERABILITY. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.

     15. CAPTIONS. Captions are for convenience only and are not deemed to be part of this Agreement.

     16. CONTINUATION OF EMPLOYMENT. Nothing in this Agreement shall create an obligation on the Company to continue a Stockholder's employment with the Company.

     17. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 [Rest of this page intentionally left blank.]

     IN WITNESS WHEREOF, this Agreement has been executed as of the date and year first above written.

                                        COMPANY:

                                        POLYMERS FOR MEDICINE, INC.


                                        By: /s/ Sherri C. Oberg
                                            ----------------------------------
                                        Title: President & CEO
                                             ---------------------------------
                                        Address: 157 Bristol Road
                                                 Wellesley, MA 02181


                                        STOCKHOLDERS:


                                        /s/ Robert S. Langer
                                        -------------------------------------
                                        Robert S. Langer

                                        Address: 77 Lombard Street
                                                 Newton, MA 02158


                                        /s/ Sherri C. Oberg
                                        -------------------------------------
                                        Sherri C. Oberg

                                        Address: 157 Bristol Road
                                                 Wellesley, MA 02181


                                        /s/ Harry R. Allcock
                                        -------------------------------------
                                        Harry R. Allcock

                                        Address: 434 Kemmerer Road
                                                 State College, PA 16801


                                        /s/ Walter J. Levison
                                        -------------------------------------
                                        Walter J. Levison

                                        Address: Aegis Venture Funds
                                                 55 Old Bedford Rd
                                                 Lincoln MA 01773


                                        /s/ Richard L. Kronenthal
                                        -------------------------------------
                                        Richard L. Kronenthal

                                        Address: 33 Garwood Road
                                                 Fair Lawn, NJ 07410

                                    AMENDMENT


     This is an Amendment of the Amended and Restated Stockholders' Agreement dated as of January 24, 1994 by and among polymers for Medicine, Inc., a Delaware corporation (the ,Company") and Robert S. Langer, Sherri C. Oberg, Harry R. Allcock, Walter Levison and Richard L. Kronenthal (the ,Agreement") pursuant to Section 11 thereof.

     The Agreement is hereby amended by deleting in its entirety Section 4 ("Right of Participation in Sales")


     In all other respects, the Agreement will remain in full force an~ effect as written.

     IN WITNESS WHEREOF, this Amendment has been executed as of March 7, 1994.

COMPANY:                                STOCKHOLDERS:


POLYMERS FOR MEDICINE, INC.

By: Sherri C. Oberg                     /s/ Robert S. Langer
   --------------------------           -----------------------------------
Title: President & CEO                  Robert S. Langer
       ----------------------
                                        Address: 77 Lombard Street
                                                 Newton, MA 02158


                                        /s/ Sherri C. Oberg
                                        -----------------------------------
                                        Sherri C. Oberg

                                        Address: 157 Bristol Road
                                                 Wellesley, MA 02181


                                        /s/ Harry R. Allcock
                                        -----------------------------------
                                        Harry R. Allcock

                                        Address: 434 Kemmerer Road
                                                 State College, PA 16801


                                        /s/ Walter J. Levison
                                        -----------------------------------
                                        Walter J. Levison

                                        Address: Aegis Venture Funds
                                                 One Cranberry Hill
                                                 Lexington, MA 02173


                                        -----------------------------------
                                        Richard L. Kronenthal

                                        Address: 33 Garwood. Road
                                                 Fair Lawn, NJ 07410

                                                                       EXHIBIT A

                                 AMENDMENT NO. 2

     This is an Amendment No. 2 of the Amended and Restated Stockholders' Agreement dated as of January 24, 1994, as amended on March 7, 1994, by and among Acusphere, Inc., a Delaware corporation (the "Company") and Robert S. Langer, Sherri C. Oberg, Harry K. Allcock, Walter Levison and Richard L. Kronenthal (the "Agreement") pursuant to Section 10 thereof.

     1. The Agreement is hereby amended by deleting the words "or hereafter acquired" from Section 1(b) of the Agreement.

     In all other respects, the Agreement will remain in full force and effect as written.

     IN WITNESS WHEREOF, this Amendment No. 2 has been executed as of September__, 1995.


                                        COMPANY:

                                        ACUSPHERE, INC.


                                        By: Sherri C. Oberg
                                           ---------------------------------
                                        Title: President & CEO
                                              ------------------------------
                                        Address: 38 Sidney Street
                                                 Cambridge, MA 02139


                                        STOCKHOLDERS:


                                        /s/ Robert S. Langer
                                        ------------------------------------
                                        Robert S. Langer

                                        Address: 77 Lombard Street
                                                 Newton, MA 02158

                                        /s/ Sherri C. Oberg
                                        ------------------------------------
                                        Sherri C. Oberg
                                        Address: 157 Bristol Road
                                                 Wellesley, MA 02181

                                        ------------------------------------
                                        Harry R: Allcock

                                        Address: 434 Kemmerer Road
                                                 State College, PA 16801


                                        ------------------------------------
                                        Walter J. Levison

                                        Address: 175 E. Barehill Road
                                                 Harvard, MA 01451


                                        ------------------------------------
                                        Richard L. Kronenthal

                                        Address: 33 Garwood Road
                                                 Fair Lawn, NJ 07410